Exhibit 10.42
Agreement # 750-03610-2002
Execution Version
AMENDMENT NUMBER 4
TO
MASTER TELESERVICES AGREEMENT 750-03610-2002
BETWEEN
VERIZON WIRELESS
AND
APAC Customer Services, Inc.
1.	PARTIES.

This Amendment Number 4 (“Amendment”) to the Master Teleservices Agreement 750-03610-2002 (“Agreement”) by and between APAC Customer Services, Inc., an Illinois corporation, with offices at Six Parkway North, Deerfield, Illinois, 60015 (“Company”) and Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, having an office and principal place of business at 180 Washington Valley Road, Bedminster, New Jersey 07921 on behalf of itself and for the benefit of its Affiliates (“Verizon Wireless”) is made and entered into on and as of the date of execution by the last signing party.

2.
This Amendment is an integral part of the Agreement. Terms used herein which are defined or specified in the Agreement shall have the meanings set forth therein. If there are any inconsistencies between a specific term or condition of this Amendment and a specific term or condition of the Agreement, the specific term or condition of this Amendment shall control.

3.
RENEWAL OF AGREEMENT. The Renewal Term shall commence as of the 1st day of March 2006 (the “Effective Date”) and continue in effect of a period of two (2) years from the Effective Date and thereafter automatically renew for subsequent one-Year Periods at each annual anniversary of the Effective Date (collectively, the “Term”) unless written notice of intent not to renew is given by one party to the other sixty (60) days prior to the end of the initial or any renewal term.

4.	AMENDMENT OF AGREEMENT. The following provisions of the Agreement are amended as follows:
A.	Section 21.1.5 is added in its entirety as follows:

“21.1.5 Professional liability insurance with a combined single limit of $5,000,000.”

B.	Section 21.2 is hereby deleted and restated in its entirety as follows:
“21.2
The insuring carriers shall be rated at least A- by AM best. Such policies shall be primary and non-contributory by Verizon Wireless. Verizon Wireless shall be named as an additional insured on all liability policies in paragraph 21.1.3 above. Company shall furnish to Verizon Wireless certificates of such insurance within ten (10) days of the execution of this Agreement and with each policy renewal. The certificates shall provide that ten (10) days prior written notice of cancellation or material change of the insurance to which the certificates relate shall be given to Verizon Wireless. The fulfillment of the obligations hereunder in no way modifies Company’s obligations to indemnify Verizon Wireless.”

Matter Number 710-10055-2006
IManage #343692
Cellco Partnership d/b/a Verizon Wireless—Proprietary and Confidential

Agreement # 750-03610-2002
Execution Version
C.	Exhibits A-N are hereby deleted and restated as set forth in the attached Exhibits A-N.
5.	EFFECT OF AMENDMENT.

Except as amended hereby, the Agreement shall continue in full force and effect.

6.	SIGNATURES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives.

	CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS			APAC CUSTOMER SERVICES, INC.

By:	/s/ Denny Strigl		By:	/s/ Larry Rodman

	Name:	Denny Strigl		Name:	Larry Rodman

	Title:			Title:	Group Vice President

	Date:	3/31/06		Date:	March 24, 2006

APAC CUSTOMER SERVICES, INC.

			By:	/s/ James McClenehan
				Name:	James McClenehan
				Title:	Sr. VP Sales & Mktg
				Date:	3/24/06
Matter Number 710-10055-2006
IManage #343692
Cellco Partnership d/b/a Verizon Wireless—Proprietary and Confidential